UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2014

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918-573-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2014, The Williams Companies, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with Corvex Management LP and Keith Meister (together, the “Corvex Group”) and Soroban Master Fund LP, Soroban Capital Partners LLC and Eric W. Mandelblatt (collectively, the “Soroban Group” and, together with the Corvex Group, the “Investor Group”), pursuant to which the Investor Group agreed to certain standstill provisions and the Company agreed to appoint Eric W. Mandelblatt and Keith Meister (or, at Mr. Meister’s option, a mutually-acceptable industry expert) to the Company’s Board of Directors (the “Board”). The following is a summary of the terms of the Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Under the terms of the Agreement, the Investor Group has agreed not to solicit proxies in connection with the Company’s 2014 annual meeting of stockholders or any other annual meeting of the Company’s stockholders while their designees are on the Board, and to vote their shares in support of all of the Board’s director nominees at those meetings. Among other standstill provisions, the Investor Group has also agreed that, subject to certain exceptions, during the term of the Agreement, the Investor Group will not acquire beneficial ownership of additional shares of the Company’s voting securities if, following such acquisition, the Investor Group and its affiliates, collectively, would beneficially own more than 15% of the outstanding shares of any class of the Company’s voting securities.

Under the terms of the Agreement, the Company will increase the size of its Board from eleven to twelve members and appoint Eric W. Mandelblatt to the Board within two business days after the date of the Agreement. Mr. Mandelblatt will not immediately be appointed to serve on any committees of the Board. The Company has agreed to include Mr. Mandelblatt in the slate of nominees recommended by the Board for election to the Board at the Company’s 2014 and 2015 annual meetings of stockholders (the “2014 Meeting” and the “2015 Meeting”, respectively) and to use reasonable efforts to cause his re-election, including by recommending that the Company’s stockholders vote in favor of Mr. Mandelblatt.

In addition, the Company has agreed to appoint Keith Meister (or, at Mr. Meister’s option, a mutually-acceptable industry expert (the “Industry Designee”)) to the Board at the first meeting of the Board in November 2014. The Company has agreed to include Mr. Meister (or the Industry Designee) in the slate of nominees recommended by the Board for election to the Board at the 2015 Meeting and to use reasonable efforts to cause his re-election, including by recommending that the Company’s stockholders vote in favor of Mr. Meister (or the Industry Designee).

The Agreement provides that, after joining the Board, Mr. Mandelblatt and Mr. Meister (or the Industry Designee) will offer to resign from the Board, and the Company will be relieved of its obligations to include them in its slate of nominees for election as directors, if the Investor Group collectively, or either the Soroban Group or the Corvex Group individually, ceases to satisfy certain minimum ownership requirements with respect to the Company’s common stock or any member of the Investor Group is in material breach of certain obligations in the Agreement or in the Confidentiality Agreement described below. In addition, the Agreement provides that, after joining the Board, Mr. Meister (or the Industry Designee) will offer to resign from the Board if Mr. Mandelblatt ceases to be a director on the Board and Mr. Mandelblatt will offer to resign from the Board if, after joining the Board, Mr. Meister (or the Industry Designee) ceases to be a director on the Board, and in either case the Company will be relieved of its obligations to include them in its slate of nominees for election as directors.

The Agreement terminates on the later of (a) the date on which (i) prior to the appointment of Mr. Meister (or the Industry Designee) to the Board, Mr. Mandelblatt is no longer serving on the Board or (ii) after the appointment of Mr. Meister (or the Industry Designee) to the Board, both Mr. Mandelblatt and Mr. Meister (or the Industry Designee) are no longer serving on the Board and (b) the date that is seven business days prior to the end of the last day that stockholders of the Company may timely notify the Company of a nomination or proposal to be properly brought before the 2015 Meeting pursuant to the By-Laws of the Company, as then in effect.

Under the Agreement, Mr. Mandelblatt and Mr. Meister (or the Industry Designee) will not receive any form of cash or equity compensation from the Company for their service as directors of the Company.

In conjunction with the Agreement, the Company and the Investor Group have also entered into a Confidentiality Agreement, the form of which is attached as an exhibit to the Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Additionally, the Company reports that there are no other transactions between the Company or any of its subsidiaries, on the one hand, and Mr. Mandelblatt, Mr. Meister or the Investor Group, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A copy of the joint press release issued by the Company and the Investor Group regarding the events described in Item 1.01 is attached hereto as Exhibit 99.2.

The information in this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a) None

(b) None

(c) None

(d) Exhibits.

The following exhibits are filed herewith:

99.1	Agreement, dated February 25, 2014, by and among Corvex Management LP, Keith Meister, Soroban Master Fund LP, Soroban Capital Partners LLC, Eric W. Mandelblatt and The Williams Companies, Inc.

99.2	Joint Press Release of The Williams Companies, Inc. and the Investor Group issued on February 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

February 25, 2014	By:	/s/ Sarah C. Miller
Name: Sarah C. Miller
Title: Corporate Secretary, VP and Assistant General
Counsel